                      AMENDMENT TO PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                     Franklin Templeton Distributors, Inc.
                  Jefferson Pilot Financial Insurance Company
                 Jefferson Pilot LifeAmerica Insurance Company

The participation agreement, dated as of May 1, 2000, by and among Franklin Templeton Variable Insurance Products Trust, Franklin Templeton Distributors, Inc., Jefferson Pilot Financial Insurance Company, and Jefferson Pilot LifeAmerica Insurance Company (the "Agreement") is hereby amended as follows:

     1. Jefferson Pilot Variable Corporation is added as a party to the Agreement.

     2.   The following Section 2.1.12 is added to the Agreement:

               "2.1.12 As covered financial institutions we, only with respect to Portfolio shareholders, and you each undertake and agree to comply, and to take full responsibility in complying with any and all applicable laws, regulations, protocols and other requirements relating to money laundering including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT Act)."

     3. Section 9 of the Agreement is hereby deleted in its entirety and replaced with the following Section 9:

          9.   TERMINATION

               "9.1 This Agreement may be terminated by mutual agreement at any time. If this Agreement is so terminated, we shall, at your option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of termination of this Agreement, pursuant to the terms and conditions of this Agreement.

               9.2 This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios for any reason by sixty
          (60) days' advance written notice delivered to the other parties. If this Agreement is so terminated, we may, at our option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of termination of this Agreement, pursuant to the terms and conditions of this Agreement; alternatively, we may, at our option, redeem the Portfolio shares held by the Accounts, PROVIDED that such redemption shall not occur prior to six (6) months following written notice of termination, during which time we will cooperate with you in effecting a transfer of Portfolio assets to another underlying fund pursuant to any legal and appropriate means.

               9.3 This Agreement may be terminated immediately by us upon written notice to you if you materially breach any of the representations and warranties made in this Agreement or you are materially in default in the performance of any of your duties or obligations under the Agreement, receive a written notice thereof and fail to remedy such default or breach to our reasonable satisfaction within 30 days after such notice. If this Agreement so terminates, the parties shall cooperate to effect an orderly windup of the business which may include, at our option, a redemption of the Portfolio shares held by the Accounts, PROVIDED that such redemption shall not occur prior to a period of up to six (6) months following written notice of termination, during which time we will cooperate reasonably with you in effecting a transfer of Portfolio assets to another underlying fund pursuant to any legal and appropriate means.

               9.4 This Agreement may be terminated immediately by us upon written notice to you if, with respect to the representations and warranties made in sections 2.1.3, 2.1.5, 2.1.7 and 2.1.12 of this
          Agreement: (i) you materially breach any of such representations and warranties; or (ii) you inform us that any of such representations and warranties may no longer be true or might not be true in the future; or (iii) any of such representations and warranties were not true on the effective date of this Agreement, are at any time no longer true, or have not been true during any time since the effective date of this Agreement. If this Agreement is so terminated, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.

               9.5 This Agreement may be terminated by the Board of Trustees of the Trust, in the exercise of its fiduciary duties, either upon its determination that such termination is a necessary and appropriate remedy for a material breach of this Agreement which includes a violation of laws, or upon its determination to completely liquidate a Portfolio. Pursuant to such termination, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement;

               9.6 This Agreement shall terminate immediately in the event of its assignment by any party without the prior written approval of the other parties, or as otherwise required by law. If this Agreement is so terminated, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.

               9.7 This Agreement shall be terminated as required by the Shared Funding Order, and its provisions shall govern.

               9.8 The provisions of Sections 2 (Representations and Warranties) and 7 (Indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as shares of the Trust are held on behalf of Contract owners, except that we shall have no further obligation to sell Trust shares with respect to Contracts issued after termination.

               9.9 You shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to your assets held in the Account) except: (i) as necessary to implement Contract owner initiated or approved transactions; (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"); or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, you shall promptly furnish to us the opinion of your counsel (which counsel shall be reasonably satisfactory to us) to the effect that any redemption pursuant to clause (ii) of this Section 9.9 is a Legally Required Redemption. Furthermore, you shall not prevent Contract owners from allocating payments to any Portfolio that has been available under a Contract without first giving us ninety (90) days advance written notice of your intention to do so.

     4. Schedules A, B, C, D, E, F and G of the Agreement are hereby deleted in their entirety and replaced with the Schedules A, B, C, D, E, F and G attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of May 1, 2003.

FRANKLIN TEMPLETON VARIABLE INSURANCE   JEFFERSON PILOT FINANCIAL INSURANCE
PRODUCTS TRUST                          COMPANY


By: /s/ Karen L. Skidmore               By: /s/ Charlene Grant
    ---------------------------------       ------------------------------------
Name: Karen L. Skidmore                 Name: Charlene Grant
Title: Assistant Vice President         Title: Assistant Vice President


FRANKLIN TEMPLETON DISTRIBUTORS, INC.   JEFFERSON PILOT LIFEAMERICA INSURANCE
                                        COMPANY


By: Philip J. Kearns                    By: /s/ Charlene Grant
    ---------------------------------       ------------------------------------
Name: Philip J. Kearns                  Name: Charlene Grant
Title: Vice President                   Title: Assistant Vice President


                                        JEFFERSON PILOT VARIABLE CORPORATION


                                        By: /s/ W. Thomas Boulter
                                            ------------------------------------
                                        Name: W. Thomas Boulter
                                        Title: Vice President

                                   SCHEDULE A

                        THE COMPANY AND ITS DISTRIBUTOR

THE COMPANY

Jefferson Pilot Financial Insurance Company
One Granite Place
PO Box 515
Concord, New Hampshire 03302-0515

An insurance company organized under the laws of the state of Nebraska

Jefferson Pilot LifeAmerica Insurance Company
Florham Park, New Jersey
Service Center: One Granite Place
PO Box 515
Concord, New Hampshire 03302-0515

An insurance company organized under the laws of the state of New Jersey

THE DISTRIBUTOR

Jefferson Pilot Variable Corporation
One Granite Place
Concord, New Hampshire 03302-0515

A corporation organized under the laws of the state of North Carolina


                                       A

                                   SCHEDULE B

                            ACCOUNTS OF THE COMPANY

1. Name:                      JPF Separate Account A
   Date Established:          08/20/84
   SEC Registration Number:   811-04160

2. Name:                      JPF Separate Account B
   Date Established:          03/02/94
   SEC Registration Number:   811-8470

3. Name:                      JPF Separate Account C
   Date Established:          08/04/93
   SEC Registration Number:   811-08230


                                       B

                                   SCHEDULE C

  AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST; INVESTMENT ADVISERS

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST  INVESTMENT ADVISER
----------------------------------------------------  ------------------
Franklin Small Cap Value Securities Fund - Class 2    Franklin Advisory
                                                      Services, LLC
Templeton Foreign Securities Fund Class 1 & Class 2   Templeton Investment
                                                      Counsel, LLC


                                       C

                                   SCHEDULE D

                            CONTRACTS OF THE COMPANY

                                              SEPARATE ACT NAME
   INSURANCE              PRODUCT NAME         REGISTERED DATE
#  COMPANY             1933 ACT#, STATE ID       1940 ACT #              CLASSES AND PORTFOLIO
----------------------------------------------------------------------------------------------------
1. Jefferson Pilot  Ensemble II (Flexible        JPF Separate    Franklin Small Cap Value Securities
   Financial        Premium Variable Life        Account A       Fund Class 2
   Insurance        Insurance Policy)            08/20/84        Templeton Foreign Securities
   Company          33-7734                      811-04160       Fund Class 1
                    Form 86-01A

2. Jefferson Pilot  Ensemble II (Flexible        JPF Separate    Franklin Small Cap Value Securities
   Financial        Premium Variable Life        Account B       Fund Class 2
   Insurance        Insurance Policy             03/02/94        Templeton Foreign Securities
   Company          33-77496                     811-8470        Fund Class 1
                    Form 94-141NY

3. Jefferson Pilot  Ensemble III (Flexible       JPF Separate    Class 2 shares:
   Financial        Premium Variable Life        Account A       Franklin Small Cap Value Securities
   Insurance        Insurance)                   08/20/84        Fund
   Company          333-93367                    811-04160       Templeton Foreign Securities
                    Form 3-00874                                 Fund

4. Jefferson Pilot  Ensemble EXEC                JPF Separate    Class 2 shares
   Financial        (Flexible Premium            Account A       Franklin Small Cap Value Securities
   Insurance        Variable Life Insurance)     08/20/84        Fund
   Company          333-44228                    811-04160       Templeton Foreign Securities
                    VUL D5005                                    Fund

5. Jefferson Pilot  Ensemble SL                  JPF Separate    Class 2 shares
   Financial        (Survivorship Life           Account C       Franklin Small Cap Value Securities
   Insurance        Product)                     08/04/93        Fund
   Company          33-72830                     811-08230       Templeton Foreign Securities Fund
                    Form JLSA2010


                                       D

                                   SCHEDULE E

                 OTHER PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Jefferson Pilot Variable Fund, Inc.         American Century Variable Portfolios, Inc.
   International Equity Portfolio              VP International Fund
   World Growth Stock Portfolio                VP Value Fund

   Strategic Growth Portfolio               American Funds Insurance Series
   Capital Growth Portfolio                    Growth Fund
   Small Company Portfolio                     Growth-Income Fund
   Growth Portfolio
   Value Portfolio                          Ayco Series Trust
   Balanced Portfolio                          Ayco Growth Fund
   High Yield Bond Portfolio
   S&P 500 Index Portfolio                  PIMCO Variable Insurance Trust
   Money Market Portfolio                      Total Return Portfolio
   Small-Cap Value Portfolio
   Mid-Cap Value Portfolio                  ProFunds VP
   Mid-Cap Growth Portfolio                    VP Technology
                                               VP Financial
Fidelity Variable Insurance Products Fund      VP Healthcare
   Equity-Income Portfolio
   Growth Portfolio                         Scudder Investment VIT Funds
   Mid Cap Portfolio                           Small Cap Index Fund

                                            T. Rowe Price Equity Series, Inc.
   Contrafund Portfolio                        Mid-Cap Growth Portfolio
   Investment Grade Bond Portfolio

                                            Vanguard Variable Insurance Fund
MFS Variable Insurance Trust                   Small Company Growth Portfolio
   Research Series                             Mid-Cap Index Portfolio
   Utilities Series                            REIT Index Portfolio


                                       E

                                   SCHEDULE F

                                RULE 12b-1 PLANS

COMPENSATION SCHEDULE

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan, stated as a percentage per year of Class 2's average daily net assets represented by shares of Class 2.

PORTFOLIO NAME                             MAXIMUM ANNUAL PAYMENT RATE
--------------                             --------------------------
Franklin Small Cap Value Securities Fund            0.25%
Templeton Foreign Securities Fund                   0.25%

Agreement Provisions

     If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") which are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

     To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-l fee. "Rule 12b-1 Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

     You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

     The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty
(60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

                                   SCHEDULE G

                             ADDRESSES FOR NOTICES

To the Company:       Jefferson Pilot Financial Insurance Company
                      One Granite Place
                      PO Box 515
                      Concord, NH 03302-0515
                      Attention: Charlene Grant, Esq.
                      Assistant Vice President

To the Company        Jefferson Pilot LifeAmerica Insurance
                      Florham Park, New Jersey
                      Service Center: One Granite Place
                      PO Box 515
                      Concord, New Hampshire 03302-0515
                      Attention: Charlene Grant, Esq.
                      Assistant Vice President

To the Distributor    Jefferson Pilot Variable Corporation
                      One Granite Place
                      Concord, New Hampshire 03302-0515
                      Attention: W. Thomas Boulter
                      Title: Vice President

To the Trust:         Franklin Templeton Variable Insurance Products Trust
                      One Franklin Parkway
                      San Mateo, California 94403
                      Attention: Karen L. Skidmore
                      Assistant Vice President

To the Underwriter:   Franklin Templeton Distributors, Inc.
                      One Franklin Parkway
                      San Mateo, California 94403
                      Attention: Philip J. Kearns, Vice President


                                       G